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                                                                   EXHIBIT 10.20


                              DYERSBURG CORPORATION
                           DEFERRED COMPENSATION PLAN

         WHEREAS, DYERSBURG CORPORATION desires to establish a deferred compensation plan for the purpose of providing a select group of management employees of the Company and affiliates of the Company with retirement benefits they would be eligible to receive under the Profit Sharing Plan but for the limit on compensation that may be taken into account under section 401(a)(17) of the Code, as well as the ability to defer a portion of their compensation; and

         WHEREAS, it is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA;

         NOW THEREFORE, the Company hereby establishes and adopts the "Dyersburg Corporation Deferred Compensation Plan" upon the following terms and conditions.

                                    ARTICLE 1
                                   DEFINITIONS

         When used herein, the words and phrases defined hereinafter shall have the following meaning unless a different meaning is clearly required by the context of the Plan.

         Section 1.1. Account shall mean the individual bookkeeping account established and maintained for each Participant, including both the SERP Account and the Deferral Account as provided herein.

         Section 1.2. Benefits Committee or Committee shall mean the person or persons designated by the Company to administer the Plan in accordance with the terms set forth herein.

         Section 1.3. Code shall mean the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

         Section 1.4. Company shall mean Dyersburg Corporation, or any successor thereto. In addition, where appropriate, the term Company shall include any Participating Company which shall adopt this Plan.

         Section 1.5. Company Allocation shall mean the amount, if any, allocated to each Participant's SERP Account each Plan Year pursuant to Section 3.1.

         Section 1.6. Compensation shall mean the total wages and salary, including overtime payments, incentive payments, bonuses, and other monetary remuneration, if any, which is paid by the Company to a Participant during a Plan Year. Compensation shall exclude any Company Allocations under this Plan, any amounts contributed by the Company under any other employee benefit plan, and any payments by the Company for group insurance, hospitalization insurance, travel allowances, moving expenses, or like benefits, but shall include amounts contributed by a


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Participant under this or any other employee benefit plan. Compensation shall also exclude (a) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and (b) amount realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

         Section 1.7. Contribution Percentage shall mean, for each Plan Year, the percentage equal to the percentage of compensation contributed by the Company to the Profit Sharing Plan of which the Participant is a participant. The percentage of compensation contributed is determined by dividing the amount contributed by the Company to the Profit Sharing Plan by the aggregated compensation, as defined under that plan, of all participants eligible to receive an allocation under that plan for the Plan Year. The Contribution Percentage of any Participant who is not eligible to receive an allocation under the Profit Sharing Plan shall be zero.

         Section 1.8. Deferral Account means the bookkeeping account established and maintained for each Participant to which Deferred Amounts and any interest thereon are credited.

         Section 1.9. Deferred Amount means the amount withheld from a Participant's Compensation pursuant to a deferral agreement described in Section 2.2.

         Section 1.10. Disability shall mean any physical or mental condition which renders the Participant incapable of performing properly and satisfactorily the work for which he was employed, as evidenced by receipt of a Social Security Award Certificate for Disability Benefits, or such other determination of disability as the Committee shall deem appropriate under such uniformly applied procedures as it may adopt.

         Section 1.11. ERISA shall mean the Employee Retirement Income Security Act of 1974.

         Section 1.12. Excess Compensation means the amount of a Participant's Compensation for a Plan Year that exceeds the Statutory Compensation Limit for the Plan Year.

         Section 1.13. Hour of Service means each hour for which a Participant is directly or indirectly paid, or entitled to payment, by the Company for the performance of duties. Hours of Service shall also include hours that would have been earned but for an absence due to service in the Armed Forces of the United States, provided that the Participant returns to employment with the Company within the period during which his right to reemployment is protected by law. Hours of Service shall also include hours for which a Participant is absent on vacation, regular holidays, or temporary illness. In computing Hours of Service on a weekly


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basis, or when a record of Hours of Service is not available, the Participant shall be credited with 45 Hours of Service for each week in which a Participant is paid or entitled to payment for at least one Hour of Service, regardless of whether the Participant has actually worked fewer hours.

         Section 1.14. Normal Retirement Date means the date a Participant reaches age 60.

         Section 1.15. Participant shall mean an employee of the Company who has become a Participant of the Plan as provided in Article 2, and shall include any former Participant until his Account shall have been fully distributed.

         Section 1.16. Participating Company shall mean any affiliate of Company adopting this Plan and all provisions hereof.

         Section 1.17. Plan shall mean the "Dyersburg Corporation Deferred Compensation Plan" as set forth herein or any amendments hereto.

         Section 1.18. Plan Year shall mean the fiscal year of the Company. This is a 52-53 week fiscal year ending on the Saturday nearest to September 30. For example, October 3, 1998, October 2, 1999.

         Section 1.19. Profit Sharing Plan means the Dyersburg Fabrics Limited Partnership I Profit Sharing Plan for Participants who are participants thereunder and United Knitting Limited Partnership I Profit Sharing and 401(k) Plan for Participants who are participants thereunder.

         Section 1.20. SERP Account means the bookkeeping account established and maintained for each Participant to which Company Allocations and any interest thereon are credited.

         Section 1.21. Statutory Compensation Limit means the dollar limit on the amount of compensation that may be considered for a Plan Year in determining a Participant's benefit under a defined benefit plan or a defined contribution plan that is qualified under section 401(a) of the Code, as set forth in section 401(a)(17) of the Code and as adjusted by the Secretary of the Treasury for changes in the cost of living.

         Section 1.22. Year of Service means each 12 consecutive month period of employment with the Company beginning on the date a Participant first works an Hour of Service for the Company in which the Participant receives credit for at least 1,000 Hours of Service. Years of Service with any affiliated company shall be recognized.


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                                    ARTICLE 2
                                  PARTICIPATION

         Section 2.1. Requirements for Participation. The only employees eligible to become Participants in the Plan are employees of the Company who are also (a) officers of the Company, or (b) officers of IQUE, Inc., or (c) in the case of a Participating Company which is a limited partnership, officers of the general partner of the limited partnership.

         Section 2.2. Deferral Elections. A Participant may contribute Deferred Amounts by filing a written election in the form designated by the Committee. A Participant's election shall authorize the Company to withhold a fixed amount of the Participant's Compensation, as specified in Section 3.2.1, to be allocated to the Participant's Deferral Account for the Plan Year. When making the election to defer Compensation, the Participant shall also elect whether future payment of the Deferred Amount shall be in the form of a lump sum distribution or in installment payments.

                                    ARTICLE 3
                            ACCOUNTS OF PARTICIPANTS

         Section 3.1 SERP Allocations.

         3.1.1. Eligibility. For each Plan Year that a Participant receives credit for a Year of Service, the Company shall allocate to the SERP Account established for such Participant the amount, if any, determined in Section 3.1.2, provided that the Participant is employed by the Company on the last day of the Plan Year; provided, further the Participant is eligible to receive an allocation under the Profit Sharing Plan for the Plan Year. Company Allocations shall be made as of the last day of the Plan Year to which they relate. No Company Allocation shall be made to the SERP Account of any Participant who is not a participant under the Dyersburg Fabrics Limited Partnership I Profit Sharing Plan or the United Knitting Limited Partnership I Profit Sharing and 401(k) Plan.

         3.1.2. Determination of Amount. The amount, if any, allocated to an eligible Participant's SERP Account under Section 3.1.1 for each Plan Year shall be equal to the percentage of the Participant's Excess Compensation for the Plan Year that is equal to the Contribution Percentage for that Plan Year. In the event a Participant is not eligible to receive an allocation under the Profit Sharing Plan for the Plan Year, the Participant's Contribution Percentage shall be zero and no amount shall be allocated to the Participant's SERP Account for that Plan Year.


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         Section 3.2 Deferred Amounts.

         3.2.1. Elections to Defer Compensation. Each Participant may elect to have his Compensation for a Plan Year reduced by a fixed amount and credited to his Deferral Account.

         3.2.2. Time for Election. A Participant's election will not be effective unless made on or before June 30 of the Plan Year before the Plan Year in which the Compensation (other than the amount of Compensation that constitutes a Participant's bonus) will be earned. Any election with regard to the portion of a Participant's Compensation that constitutes his bonus must be made on or before June 30 of the Plan Year for which the Participant's bonus is payable and before the amount of the Participant's bonus for the Plan Year can reasonably be determined.

         3.2.3. Irrevocability; Termination. A Participant's election may not be amended or revoked during a Plan Year. A Participant's election will not continue in effect beyond the last day of the Plan Year for which it is made, except to the extent that it relates to amounts earned in that Plan Year that are payable in a following Plan Year.

         Section 3.3. Interest on Account. The balance of a Participant's Account as of the end of a calendar quarter shall be credited with interest at a rate equal to the average rate paid during the preceding quarter on the outstanding revolving debt portion of the Company's bank credit facility, including any derivative products. For example, the rate of interest for the quarter ending December 31 shall be the average of interest rates during the prior quarter ending September 30. Interest shall be allocated quarterly.

                                    ARTICLE 4
                                     VESTING

         Section 4.1. Vesting Based on Years of Service. A Participant is always 100% vested in his Deferral Account. A Participant's interest in his SERP Account shall become vested in accordance with the following schedule.

               Years of Service                   Vested Percentage
               ----------------                   -----------------

               Less than 2                                0%
                   2                                     20%
                   3                                     40%
                   4                                     60%
                   5                                     80%
               6 or more                                100%

         Section 4.2. Vesting Based on Other Factors. A Participant's interest in his SERP Account shall in any case become 100% vested



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if, while employed by the Company, he reaches his Normal Retirement Date, incurs a Disability, or dies.

         Section 4.3. Forfeiture. If a Participant's employment is terminated before the Participant completes six Years of Service, or reaches his Normal Retirement Date, incurs a Disability, or dies, the Participant shall forfeit the portion of the Participant's SERP Account that is not vested.


                                    ARTICLE 5
                     DURATION OF DEFERRAL OF DEFERRED AMOUNT

         Except as provided in Article 6, payment of the Deferred Amount shall be deferred for a period of two Plan Years, commencing on the first day of the Plan Year. For example, an election to defer a portion of a Participant's 1998 year end bonus and a portion of a Participant's 1998-1999 salary, shall be deferred until the last day of the Plan Year in 2000 (October 2, 2000). Payment will be made in the form of a lump sum distribution, or, if initially elected by the Participant, in installment payments. However, a Participant may elect to defer payment of the Deferred Amount for one or more successive two Plan Year periods by making an election to do so on or before June 30 of the Plan Year immediately preceding the expiration of the deferral period then in effect.

                                    ARTICLE 6
                     BENEFITS PAYABLE ON RETIREMENT, DEATH,
                            DISABILITY OR TERMINATION

         Section 6.1. Retirement Benefits. Upon retirement on or after the Participant reaches his Normal Retirement Date, a Participant shall be entitled to receive the entire amount credited to his Account. Payment of the Account shall be made in the form of a single cash lump sum distribution as soon as administratively practicable following the Participant's termination of employment; provided, however, payment of the Deferral Account will be in the form of installment payments if initially elected by the Participant.

         Section 6.2. Death Benefits. As soon as administratively practicable following a Participant's death, the Participant's beneficiary shall be paid a single cash lump sum distribution equal to the entire amount credited to the Participant's Account.

         Section 6.3. Disability Benefits. Upon the Administrator's determination that a Participant has suffered a Disability, the Participant shall be entitled to receive the entire amount credited to his Account. Payment of the Account shall be made in the form of a single cash lump sum distribution as soon as administratively practicable following such determination; provided, however,



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payment of the Deferral Account will be in the form of installment payments if initially elected by the Participant.

         Section 6.4. Vested Terminated Participants. A Participant who terminates employment with the Company before his Normal Retirement Date shall be entitled to receive the amount equal to the Participant's vested interest in his Account. Payment of the vested portion of the Account shall be made in the form of a single cash lump sum distribution as soon as administratively practicable following his termination of employment; provided, however, payment of the Deferral Account will be in the form of installment payments if initially elected by the Participant.

                                    ARTICLE 7
                             BENEFICIARY DESIGNATION

         Section 7.1. Designation of Beneficiary. A Participant at the time he joins the Plan shall designate a beneficiary or beneficiaries to receive the sums credited to his Account in the event of his death, which designation may be changed by the Participant from time to time. To be effective, the original designation of beneficiaries and any subsequent change must be in writing on the form provided for that purpose by the Committee. Further, the beneficiary designation of a married Participant shall be ineffective unless (a) the designation names the spouse as the sole recipient of benefits or (b) the spouse executes such documents as the Committee may require to waive spousal rights and consent to the designation of some third party as the beneficiary.

         Section 7.2. Failure to Designate Beneficiary. In the event that no beneficiary is properly designated or in the event that a beneficiary designated by the Participant predeceases the Participant and no new designation of beneficiary is made, the Committee shall direct payment of all sums to which the deceased Participant is entitled to the Participant's spouse, if known and living; if not, to the legal representative of the estate of the deceased Participant.

                                    ARTICLE 8
                               BENEFITS COMMITTEE

         Section 8.1. Benefits Committee. The Benefits Committee shall serve without compensation and perform the following functions in the administration of the Plan:

                  (a) Maintain a file on all elections made by a Participant to defer Compensation;

                  (b) Conduct its business and hold meetings as determined by it from time to time. A majority of the Committee shall have the power to act, and the concurrence of any member may be by telephone, wire, cablegram or letter;


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                  (c) Interpret the Plan to determine the status of any Employee for eligibility to participate in the Plan or receive benefits therefrom;

                  (d) Maintain a record of all its proceedings, which shall be open to inspection by the Participants and the Company;

                  (e) Adopt such rules and regulations as in the opinion of the Committee are necessary or advisable to implement the Plan and transact its business;

                  (f) Administer the claims procedure;

                  (g) Provide each Participant with an informal statement every six months indicating the balance of his Account, including accumulated interest to date, and the interest rate to be used for the following six-month period.

                  (h) Direct the Company to make payments to Participants and beneficiaries according to the provisions of the Plan; and

                  (i) Perform such other functions as directed by the Company.

         Section 8.2. Claims Procedure.

         Section 8.2.1. Initial Determination. Upon presentation to the Committee of a claim for benefits under the Plan, the Committee shall make a determination of the validity thereof. If the determination is adverse to the claimant, the Committee shall furnish to the claimant within 90 days after the receipt of the claim a written notice setting forth the following:

         a)       the specific reason or reasons for the denial;

         b) specific references to pertinent provisions of the Plan on which the denial is based;

         c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         d) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

         Section 8.2.2. Appeal Procedure. In the event of a denial of a claim, the claimant or his or her duly authorized representative may appeal such denial to the Committee for a full and fair review of the adverse determination. The claimant's request for review must be in writing and made to the Committee



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within 60 days after receipt by claimant of the written notification described in Section 8.2.1; provided, however, that such sixty-day period shall be extended if circumstances so warrant. The claimant or his or her duly authorized representative may submit issues and comments in writing which shall be given full consideration by the Committee in its review. The Committee may, in its sole discretion, conduct a hearing. A request for a hearing made by the claimant will be given full consideration. At such hearing, the claimant shall be entitled to appear and present evidence and be represented by counsel.

         Section 8.2.3. Decision on Appeal. A decision on a request for review shall be made by the Committee not later than 60 days after receipt of the request; provided, however, in the event of a hearing or other special circumstances, such decision shall be made not later than 120 days after receipt of such request. If it is necessary to extend the period of time for making a decision beyond 60 days after the receipt of the request, the claimant shall be notified in writing of the extension of time prior to the beginning of such extension. The Committee's decision on review shall state in writing the specific reasons and references to the Plan provisions on which it is based. Such decision shall be promptly provided to the claimant.

                                    ARTICLE 9
                                  MISCELLANEOUS

         Section 9.1. Funding. The Company may establish a grantor trust for the purpose of funding Account balances. The trust shall conform to the terms of the model trust agreement set forth in Internal Revenue Service Revenue Procedure 92-64. Notwithstanding the establishment of such trust, it is the intention of the Company and the Participants that the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan constitutes a mere promise by the Company to pay benefits in the future. To the extent that any Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Any assets of the trust remaining after all obligations hereunder with respect to the Participants have been satisfied shall be paid to the Company.

         Section 9.2. Spendthrift Provisions. No interest of a Participant or any other person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.



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         Section 9.3. Right to Amend or Terminate the Plan. It is the intention of the Company to continue the Plan indefinitely. The Company reserves the right to terminate the Plan at any time should the Company determine that business, financial or other good causes make it necessary or desirable to do so, or to amend the Plan at any time and in any respect; provided, however, no amendment shall divest a Participant or his beneficiaries of the amounts credited to the Participant's Account.

         Section 9.4. Reservation of Rights by the Company. Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Participant at any time regardless of the effect which such discharge shall have upon him as a Participant in the Plan.

         Section 9.5. Headings. The headings are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the section shall control.

         Section 9.6. Incapacity of Recipient. If the Participant or any other person entitled to a benefit payment under the Plan is deemed by the Committee to be incapable of personally receiving and giving a valid receipt for such payment, then unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward, or providing for the care and maintenance of, such person. Any such payment shall be for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         Section 9.7. Number and Gender. The masculine pronoun used shall include the feminine pronoun and the singular number shall include the plural number unless the context of the Plan requires otherwise.

         Section 9.8. Taxes. Any taxes imposed upon a Participant shall be the sole responsibility of the Participant. The Company shall have the right to deduct from the Participant's Compensation or any payment made pursuant to this Plan any federal, state, local or other taxes required to be deducted or withheld from such compensation or payment, as the Committee may determine in its sole discretion.

         Section 9.9. Adoption by Others: Any affiliate of the Company may adopt this Plan and thereby become a Participating Company; provided, however, that the Board of Directors of the Company approves such adoption; and provided, further, that the administrative powers and control of the Company as provided herein shall not be diminished under the Plan by any other Participating Company, and such administrative powers and control granted in



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Article 8 hereof to the Company with respect to the appointment of the Committee and other matters shall apply only with respect to the Company and not to any other Participating Company. Each Participating Company shall be responsible for contributions on behalf of its own employees, and no other company shall have such responsibility.

         Section 9.10. Effect on Deferred Compensation Plans of Affiliates. This Plan, upon its adoption by Dyersburg Fabrics Limited Partnership I and United Knitting Limited Partnership I, shall amend and supersede the Dyersburg Fabrics Inc. Deferred Compensation Plan dated September 3, 1993, and the United Knitting Limited Partnership I Deferred Compensation Plan dated September 18, 1996. The entire amount previously credited to the account of a participant under either of these plans (including, but not limited to, any amounts previously credited as a result of the limitations imposed under section 401(a)(17) of the Code) as of the date of the adoption of this Plan, shall become part of the Participant's Deferral Account under this Plan.

         Approved as of the 1st day of June, 1998.

                                      COMPANY:
                                      DYERSBURG CORPORATION



                                      By:  /s/ T. Eugene McBride
                                           ---------------------------
                                      Its: Chairman and CEO

PARTICIPATING COMPANY:
DYERSBURG FABRICS INC.


By:  /s/ W.S. Shropshire, Jr.
     --------------------------------------
Its: Executive Vice President



DYERSBURG FABRICS LIMITED PARTNERSHIP, I



By:  /s/ W.S. Shropshire, Jr.
     --------------------------------------
     Dyersburg Fabrics Inc., General Partner


UNITED KNITTING LIMITED PARTNERSHIP, I


By:  /s/ W.S. Shropshire, Jr.
     --------------------------------------
     United Knitting Inc., General Partner


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ALAMAC KNIT FABRICS, INC.


By:  /s/ W.S. Shropshire, Jr.
     --------------------------------------
Its: Executive Vice President





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                  FIRST AMENDMENT TO THE DYERSBURG CORPORATION
                           DEFERRED COMPENSATION PLAN

         WHEREAS, Dyersburg Corporation, established the Dyersburg Corporation Deferred Compensation Plan (the "Plan") on June 1, 1998; and

         WHEREAS, Dyersburg Corporation reserved the right to amend the Plan at any time; and

         WHEREAS, the Plan shall be amended, as hereinafter set forth, to allow Company Allocations to be made to the SERP Account of eligible Participants who elect to defer all or part of their Compensation.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. The existing provisions of Article 1, Section 1.6 are hereby deleted and the following inserted in place thereof:

         Section 1.6. Compensation with respect to any Participant means the Participant's total wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Income Tax Regulation 1.62-2(c)) for a Plan Year. For purposes of this Section, Compensation shall exclude (a) any distributions under this Plan; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) amounts contributed pursuant to a salary reduction agreement and which is not includible in the gross income of a Participant under Code
         Section 125, 401(e)(3), 402(h), 403(b) or 457(b), and Participant
         contributions described in Code Section 414(h)(2) that are treated as Company contributions.

         2. The existing provisions of Article 1, Section 1.12 are hereby deleted and the following inserted in place thereof:

         Section 1.12. Excess Compensation means the amount of a Participant's compensation, as defined under the Profit Sharing Plan disregarding the Statutory Compensation Limit, that exceeds the Statutory Compensation Limit for the Plan Year.



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         3. The existing provisions of Article 3, Section 3.1.2 are hereby deleted and the following inserted in place thereof:

         3.1.2. Determination of Amount. The amount, if any, allocated to an eligible Participant's SERP Account under Section 3.1.1 for each Plan Year shall be the sum of Participant's Excess Compensation for that Plan Year plus the Participant's Deferred Amount for that Plan Year multiplied by the Contribution Percentage for that Plan Year. In the event a Participant is not eligible to receive an allocation under the Profit Sharing Plan for the Plan Year, the Participant's Contribution Percentage shall be zero and no Company Allocation shall be made to the Participant's SERP Account for that Plan Year.

         Approved as of the 4th day of October, 1998.

                                             COMPANY:
                                             DYERSBURG CORPORATION

                                             By:  /s/ W.S. Shropshire, Jr.
                                                  ----------------------------
                                             Its: Executive Vice President and
                                                  Secretary


PARTICIPATING COMPANY:
DYERSBURG FABRICS, INC.

By:  /s/ W.S. Shropshire, Jr.
     --------------------------------------
Its: Executive Vice President & CFO


DYERSBURG FABRICS LIMITED PARTNERSHIP, I

By:  /s/ W.S. Shropshire, Jr.
     --------------------------------------
     Dyersburg Fabrics Inc., General Partner

UNITED KNITTING LIMITED PARTNERSHIP, I

By:  /s/ W.S. Shropshire, Jr.
     --------------------------------------
     United Knitting Inc., General Partner


ALAMAC KNIT FABRICS, INC.

By:  /s/ W.S. Shropshire, Jr.
     --------------------------------------
Its: Executive Vice President and CFO




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